                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 28, 1997
               Date of earliest event reported: February 27, 1997

                               ATLAS CORPORATION
             (Exact name of registrant as specified in its charter)


     DELAWARE                      1-2714               13-5503312
     (State of                     (Commission          (IRS Employer
     Incorporation)                File Number)         Identification No.)

                       370 SEVENTEENTH STREET, SUITE 3050
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 629-2440
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

     The news release dated February 27, 1997 a copy of which is attached as
Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ATLAS CORPORATION

Date: February 28, 1997                 By:  /s/ James R. Jensen
                                        ------------------------
                                        James R. Jensen
                                        Treasurer and Controller




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                                 EXHIBIT INDEX


Exhibit No.                Description                               Page No.
-----------                -----------                               --------

1.                         News Release dated February 27, 1997        5



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                                   EXHIBIT 1

ATLAS CORPORATION                             CORNERSTONE INDUSTRIAL
370 SEVENTEENTH STREET, SUITE 3050            MINERALS CORPORATION
DENVER, CO  80202-5610                        370 SEVENTEENTH STREET, SUITE 3050
NYSE:  AZ                                     DENVER, CO  80202-5610
                                              CDN:  CORN

NEWS RELEASE

                  ATLAS AND CORNERSTONE ANNOUNCE COMMENCEMENT
                          OF OPERATIONS AT TUCKER HILL
                          ____________________________

DENVER, COLORADO - FEBRUARY 27, 1997 - ATLAS CORPORATION (ATLAS) AND CORNERSTONE INDUSTRIAL MINERALS CORPORATION (CORNERSTONE) said today that the Tucker Hill perlite project has commenced operations. The Tucker Hill Project is located in Lakeview, south-central Oregon, and is owned and operated by Cornerstone, a majority-owned publicly listed subsidiary of Atlas. Mining of perlite ore, which is stockpiled for processing at the plant, began in December 1996 at the Tucker Hill Quarry. The plant and quarry are operated by a Cornerstone staff employed from the Lakeview area.

Perlite is a versatile, environmentally-friendly volcanic glass which is mined, crushed and sized to specification for customers who subsequently expand the material for use. Initially the Lakeview plant will process three grades of perlite. One grade, about the size of beach sand, is used for fabricating building products and acoustic ceiling tiles. The plant will also produce a coarser, horticultural grade of the material used in potting soil and as a soil conditioner and a much finer grade which has other applications including use as a filter media for pharmaceuticals, food products and chemicals.

"We have our first contract in place, which is for annual delivery of 40,000 tons to one of the largest domestic producers of acoustic tile and we are finalizing negotiations for additional contracts," Mr. Gregg Shafter, Vice President Project Development said. "We have completed our first contracted shipment and anticipate reaching in excess of 5,000 tons per month shortly, with 1997 production projected at 55,000 tons," Mr. Shafter stated. "The plant is permitted for production of 100,000 tons per year. We believe that plant capacity may be increased to 150,000 tons annually. The Tucker Hill deposit is of exceptional quality and contains a resource of commercial grade ore sufficient to supply current North American demand for many years. Preliminary estimates of the geologic resource are in excess of 50 million tons. The Lakeview operation combines the product quality, competitive production cost and access to transport which are key to creating a successful industrial minerals project with near-term positive cash flow."

Cornerstone Industrial Minerals Corporation is an industrial minerals company, the primary asset of which is the Tucker Hill Project. Atlas Corporation is an international diversified mining company with gold development and exploration projects in North America and lead, zinc and silver production in Bolivia, South America.

FOR FURTHER INFORMATION PLEASE CONTACT:
Gregg Shafter                                       Leslie Young
Vice President Project Development,                 Director, Investor Relations
Atlas Corporation                                   Atlas Corporation
Phone:  303-629-2439                                Phone:  303-629-2435

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